Exhibit 99.1

Restoration Hardware, Inc. Announces November-December Holiday Sales

Comparable store sales for holiday period up 1.8% versus a year ago

CORTE MADERA, Calif.—January 9, 2003—Restoration Hardware, Inc. (NASDAQ: RSTO) today announced net sales for the nine weeks ended January 4, 2003 of $127.4 million, an increase of 4.3% from net sales of $122.2 million for the same period last year. Comparable store sales for the 9-week 2002 holiday period increased 1.8%, versus a 7.1% increase in the 9-week holiday selling period a year ago.

Sales for the direct-to-customer division, which includes catalog and Internet sales, increased 19.9% for the 2002 holiday period as compared to the same period a year ago.

Gary Friedman, President and Chief Executive Officer, commented: “These results reflect a difficult consumer environment that has also adversely affected other retailers. Despite the challenging environment, we did post a 1.8% increase versus last year’s strong holiday comparable store sales performance of 7.1%.”

Mr. Friedman continued: “Our November results were on plan and we began experiencing softness following the Thanksgiving Day weekend. The majority of the softness related to our holiday décor and gift giving categories. Our non-seasonal businesses performed close to our expectations, leading us to believe that sales trends should return to pre-holiday levels. However, given the uncertainty in the external political and economic environment, we believe it is prudent to plan our sales and expenses conservatively for the first half of 2003.”

As of January 9, 2002 the Company operated 105 retail stores in 31 states, the District of Columbia and Canada.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that involve known and unknown risks. Such forward-looking statements include statements concerning or relating to implications of the Company’s sales and financial results for the fourth quarter ending February 1, 2003, statements regarding expectations of future sales trends, statements regarding plans for the Company’s sales and expenses in 2003 and other statements containing words such as “believes,” “anticipates,” “estimates,” “expects,” “may,” “intends” and words of similar import or statements of management’s opinion. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, customer reactions to the Company’s current programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, further customer acceptance of the Company’s private label credit card, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions, including war and threats of war, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the third quarter of fiscal 2002 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the captions “Liquidity and Capital Resources,” “Critical Accounting Policies” and “Factors that May Affect our Future Operating Results” and in “Controls and Procedures” under the caption “Controls Evaluation.” The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.
Kevin W. Shahan
Vice President and Chief Financial Officer
(415) 924-1005
(415) 945-4679 Fax